EXHIBIT 10.7

                 TRIAD INNOVATIONS, INC./STANCIL & CO. AGREEMENT


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                                  STANCIL & CO.
                                 STEMMONS PLACE
                              2777 STEMMONS FREEWAY
                                   SUITE 1046
                               DALLAS, TEXAS 75207

Steven D. Graybill                                   Telephone: (214) 688-0255
                                                     Fax: (214) 688-0260

                                  June 10, 1999


PERSONAL AND CONFIDENTIAL

Mr. James B. Laporte
Triad Innovations, Inc.
120 South Denton Tap Road
Suite 450 c-I 13
Coppell, Texas 75019

RE:      Triad Marketing and Equity Placement

Dear Mr. Laporte:

         This agreement (the "Agreement") is entered into this 10th day of June 1999, BETWEEN TRIAD INNOVATIONS, INC. ("Triad") and Stancil & Co. ("Stancil") which may be referred to individually as (the "Party") or collectively as ("The Parties").

         WHEREAS, TRIAD has developed centrifuge and compression technology (the "Technology"); and

         WHEREAS, TRIAD plans to market the Technology in various industries, including the petroleum and chemical industries; and

         WHEREAS, TRIAD requires a consulting firm to provide independent verification of the Technology, oversee future development, and assist in the marketing of the Technology; and

         WHEREAS, Stancil is a consulting firm with knowledge of refineries chemical plants, natural gas processing, etc. and has been involved in the equity placement for a number of companies;

         Now, therefore in consideration of the mutual promises herein contained and other good and valuable considerations, The Parties hereby agree as follows:


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Mr. James B. Laporte
June 10, 1999
Page 2


SECTION 1. RELATIONSHIP AMONG PARTIES

         Effective June 10, 1999 Stancil is retained by TRIAD to provide engineering, consulting and marketing services as directed by TRIAD and to provide introductions to potential investors.

SECTION 2. FOCUS OF RELATIONSHIP

         The Parties will mutually cooperate to market the Technology to the petroleum and chemical industries and to facilitate financing transactions with TRIAD. Stancil will develop an information memorandum for TRIAD to be used in obtaining additional funding. Stancil will review the work and contracts of TRIAD and perform additional due diligence as necessary.

SECTION 3. TRIAD RESPONSIBILITIES

         TRIAD will provide Stancil with full disclosure of the patents, working documents, preliminary business plans, contracts, etc, necessary for Stancil to prepare the Information Memorandum. TRIAD will also perform the following functions:

* Continue to develop the Technology and complete corresponding patent applications

*           Fund engineering required for Technology development

* Provide legal assistance necessary to structure and complete any agreements

*           Participate in the negotiations with the selected equity investors

*           Compensate Stancil in accordance with the terms of Section 6.

SECTION 4. STANCIL'S RESPONSIBILITIES

         Stancil shall assist TRIAD as follows:

         1) Provide verification of the Technology and technical services for development of the Technology.

         2)   Develop an Information Memorandum as defined in Attachment A



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Mr. James B. Laporte
June 10, 1999
Page 3

         3) Assist TRIAD with marketing of the Technology to petroleum and chemical companies as designated by TRIAD management and assist in negotiating contracts for marketing the Technology.

         4) Establish contacts with investors according to procedures specified in Section 5 and exclusively assist TRIAD in negotiations with Stancil Investors (Investor Contacting").

         For the purpose of this Agreement, the professional services related to items 1), 2), and 3) above shall be referred to as "Base Services.' The professional fees and expenses related to "Base Services" shall total $100,000. The professional fees shall be determined based on modified hourly rates of $225 for all consultants and $110 for analysts. Expenses such as travel, lodging, document reproduction, and telephone will be included at cost. Stancil will provide TRIAD with an accounting of fees and expenses related to Base Services on a monthly basis.

SECTION 5. INVESTOR CONTACTING

         Stancil  shall use its best  efforts  to  solicit  potential  investors
exclusive  of  potential   investors   already   identified  by  TRIAD  ("TRIAD
INVESTORS"). TRIAD shall provide an initial list of TRIAD Investors. Stancil shall follow the procedures below regarding contacts with potential investors exclusive of TRIAD investors ("Stancil Investors").

         1) Stancil shall provide TRIAD in writing the names of potential investors Stancil wishes to approach, in advance of approaching such buyers. If TRIAD does not want Stancil to approach a named investor, it shall notify Stancil in writing within two business days and such potential investor shall not be considered a Stancil Investor.

         2) Stancil shall coordinate with TRIAD with respect to approaches or presentations to and discussions with Stancil Investors.

         3) Stancil shall keep TRIAD informed of all discussions with potential investors.


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Mr. James B. Laporte
June 10, 1999
Page 4


SECTION 6. COMPENSATION

         TRIAD shall compensate Stancil as follows:

         1) For providing the base services, Stancil will receive common stock in TRIAD equal to 300,000 shares of TRIAD publicly traded stock (OTC BB: TRDI). The 300,000 shares of stock will be provided upon Stancil's delivery of a draft copy of the Information Memorandum.

         The 300,000 shares of TRIAD stock shall be designated to the following Stancil consultants:

                  Steven D. Graybill        75,000 Shares
                  W. Ray Stancil            75,000 Shares
                  Ralph A. Schmidt          75,000 Shares
                  C. Alan Stevens           75,000 Shares

         The Parties understand that the Stancil consultants will be restricted from selling the stock for one year following receipt of such stock.

         2)  Each  of  the  four  Stancil  consultants  shall  also  receive  in conjunction with the shares issued in 1) above an option to purchase 75,000 additional shares of common stock (300,000 additional combined shares) at a price of $2.00 per share with such option expiring on June 10, 2002. The option price per share shall be adjusted for any stock splits.

         3) For services related to Investor Contacting, Stancil shall earn a Success Fee in an amount equal to 5.0 percent of the respective investment in TRIAD received from any Stancil Investor. Any Success Fee is contingent upon and will be payable at closing of the investment transaction. If there is a deferred payment element to the investment, Stancil shall be paid on the same deferred basis.

         4) For any other assistance or services requested by TRIAD beyond Stancil's responsibilities specified in Section 4, TRIAD will compensate Stancil by paying Stancil's current hourly billing rate plus reimbursement of expenses.


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James B. Laporte
June 10,1999
Page 5


         Stancil's current hourly billing rate is $300 for Ray Stancil, Alan Stevens, and Ralph Schmidt; $225 for other consultants; and $110 for analysts.

SECTION 7. TERM

         The term of this Agreement shall be for one year. Should an investment transaction be consummated by a Stancil Investor within two years of the termination of this Agreement, Stancil shall be entitled to the net Success Fee described above.

SECTION 8. CONFIDENTIALITY

         TRIAD and Stancil acknowledge that during the term of this Agreement, the Parties may obtain access to certain confidential and proprietary business information of each Party and agree to maintain the confidentiality of such
information.   To  this end,  Stancil   previously   signed  a  TRIAD  specific
Confidentiality Agreement relative to the Technology. Upon termination of this Agreement, any confidential or proprietary information in the possession of either Party shall be returned to the appropriate Party.

         The terms of the previously executed specific Confidentiality Agreement shall not be superceded by this Agreement. Should any terms be in conflict, then the Confidentiality Agreement shall govern.

SECTION 9. INDEMNIFICATION

         TRIAD and Stencil mutually agree to indemnify, defend, and hold harmless each Party from and against all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits, arising from or relating to each Party's performance during the operation of this Agreement.

SECTION 10. GENERAL PROVISIONS

         a) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         b) Notices. Any notices to be given hereunder by either Party to the other shall be in writing and shall be given either by personal delivery or by mail, registered or certified, postage prepaid, return receipt requested, addressed to the other Party at the address set forth below the signature of such Party, or at such other address as such Party may hereafter specify in writing, in the manner provided herein.


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Mr. James B. Laporte
June 10, 1999
Page 6


         C) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the Parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, or warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the Parties hereto.

         D) BINDING EFFECT. This Agreement shall extend to and be binding upon and inure to the benefit or the Parties hereto, their respective representatives, successors, and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party hereto.

         E) WAIVER. The waiver by either Party of a breach of any term of provision of this Agreement shalt not operate or be construed as a waiver of any subsequent breach of the same provision or of the breach of any other term or provision of this Agreement.

         F) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, TRIAD and Stancil have executed this Agreement as of this 10th day of June 1999.

                                            Very truly yours,
                                            STANCIL & CO

                                            /S/C. ALAN STEVENS
                                            C. Alan Stevens, Vice President

                                            /S/STEVEN D. GRAYBILL
                                            Steven D. Graybill, Vice President

Triad Innovations, Inc.
BY:/S/JAMES B. LA PORTE
James B. Laporte
President


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                                  ATTACHMENT A

                      TRIAD MARKETING AND EQUITY PLACEMENT

                             INFORMATION MEMORANDUM


Stancil proposes to develop an Information Memorandum to assist Triad in funding the development of the Technology. The Information Memorandum is envisaged to address the following areas.

         *    Introduction

         *    Summary/Proposal to Equity Investors

         *    Description of Triad Centrifuge Separation Technology

         *    Assessment of Market Potential
                  *        Potential Applications
                  *        Technical and Economic Issues
                  *        Potential Economic Value

         *    Triad Innovations Business Plan

                  *        Separation Technology Marketing and Development Plan
                  *        Development Budget
                  *        Proposed Equity Financing
                  *        Pro Forma

The Information Memorandum will focus primarily on the Triad's centrifuge separation technology but may also describe Triad's compressor technology and related development opportunity.